Exhibit 10.1

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (this “Agreement”), dated as of January 1, 2016 (“Effective Date”), is between THADDEUS DUPPER whose address is 717 Golf Club Drive, Castle Rock, CO 80108 (“CONSULTANT”) and EVOLVING SYSTEMS, INC. with its principal place of business at 9777 Pyramid Court, Suite 100, Englewood, Colorado 80112 (“COMPANY”).

CONSULTANT is the COMPANY’s CEO and his employment is terminating on the Effective Date of this Agreement.

COMPANY wishes to engage CONSULTANT to provide certain consulting services to assist with transitioning his responsibilities to the COMPANY’s new CEO, Thomas Thekkethala and new CFO, Dan Moorhead, and other matters as requested by the COMPANY.

CONSULTANT is willing to perform transition services as a CONSULTANT for COMPANY.

In consideration of the above recitals and the mutual covenants contained in this Agreement, the parties agree as follows:

1.                                    Engagement as CONSULTANT. COMPANY retains CONSULTANT to provide consulting services as described in Attachment A (the “Authorization”), and CONSULTANT agrees to perform such services, subject to the terms and conditions of this Agreement.  The manner in which CONSULTANT chooses to complete the services are in CONSULTANT’s sole discretion and control.  Unless otherwise agreed in an Authorization, CONSULTANT agrees to provide his own equipment, tools and other materials at his own expense and to complete the services in a timely and professional manner consistent with industry standards, and at a location, place and time which CONSULTANT deems appropriate.  COMPANY will make its facilities and equipment available to CONSULTANT during normal business hours if and when necessary.

COMPANY agrees to give CONSULTANT as much advance notice as is reasonably feasible of meetings, and to work with CONSULTANT to schedule other consultations at convenient times.

2.                                    Invoicing and Payment.  CONSULTANT will invoice COMPANY monthly for service provided in the prior month at the rate described in Attachment A and for expenses at CONSULTANT’s cost, provided CONSULTANT obtains approval of expenses by COMPANY in advance and submits verification of such expenses as COMPANY may require. COMPANY will pay CONSULTANT within fifteen (15) days after receipt of invoice.

3.                                    Confidentiality; Ownership of Intellectual Property.  CONSULTANT acknowledges that CONSULTANT may be exposed to certain confidential and proprietary information and trade secrets of COMPANY and its customers during the course of performing services under this Agreement.  In partial consideration of the terms of this Agreement, CONSULTANT agrees to execute and strictly observe the “Mutual Nondisclosure Agreement” attached as Attachment B.  CONSULTANT agrees to promptly execute any additional agreements or documents at the request of COMPANY or a customer of COMPANY pertaining to the protection of confidential or proprietary information in connection with work performed by CONSULTANT under this Agreement.  Upon termination of this Agreement, CONSULTANT will return or destroy COMPANY’s Confidential Information as directed by COMPANY.  CONSULTANT reserves the right to retain documents and materials prepared by CONSULTANT as well as emails and correspondence between the parties for archival purposes for such period of time as CONSULTANT deems appropriate.

4.                                    Independent Contractor. (a)  CONSULTANT acknowledges and agrees that CONSULTANT is an independent contractor and not an employee of COMPANY. Nothing in this Agreement will be interpreted or construed as creating or establishing the relationship of an employer and employee between COMPANY and CONSULTANT.

(b)                                 CONSULTANT will be solely responsible for withholding and payment of any and all applicable federal and/or state payroll taxes, social security taxes, and unemployment taxes and will indemnify COMPANY and hold it harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys and other professional fees relating to any obligation imposed by law on COMPANY to pay any withholding taxes, social security, unemployment or disability insurance or similar items in connection with compensation received by CONSULTANT pursuant to this Agreement.

(c)                                  CONSULTANT will not be entitled to participate in any plans, arrangements or distributions by COMPANY pertaining to any employee bonus, employee stock purchase plan, insurance or similar benefits for COMPANY’s employees.

(d)                                 Subject to the terms of the Mutual Nondisclosure Agreement and CONSULTANT’s Employment Agreement, CONSULTANT will retain the right to perform work for others during the term of this Agreement.

5.                                    Indemnification.  Each party agrees to defend, indemnify, and hold the other party harmless from any claims, actions, demands, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) to the extent arising from the gross negligence or willful misconduct of the other party, its employees or agents, which result in injury to persons or real property.

6.                                      Limitation on Assignments and Subcontracts.  CONSULTANT will not assign, subcontract or delegate any of his rights, obligations or duties under this Agreement or under any Authorization.  All work relating to any Authorization under this Agreement will be performed by CONSULTANT.

7.                                      Limitation of Liability.  IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, INDIRECT DAMAGES, OR LOSS OF PROFITS, REVENUE, DATA OR USE, REGARDLESS OR ANY KNOWLEDGE OR NOTIFICATION OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

8.                                      Termination.  Either party may terminate this Agreement and its associated Authorizations, upon thirty (30) days’ written notice to the other party.  Unless such termination is as a result of CONSULTANT’s failure to perform his obligations, COMPANY will be obligated to pay CONSULTANT’s compensation through the date of termination, and expenses incurred by CONSULTANT prior to the date of such termination.  The termination of this Agreement will not prejudice the rights or remedies of COMPANY on account of any failure of CONSULTANT to perform his obligations under this Agreement.

9.                                      Modification.  This Agreement may not be modified, except in a written modification executed by CONSULTANT and an authorized officer of the COMPANY.  If any particular provision or portion of a provision of this Agreement or the Mutual Nondisclosure Agreement will be adjudicated to be unenforceable or invalid, the remainder of such agreement will be enforced as fully as possible and the unenforceable provision will be deemed to be modified to the limited extent required to permit its enforcement in the manner most closely approximating the intention of the parties expressed therein.

10.                               Governing Law.  This Agreement will be governed by and construed under the laws of the State of Colorado. Each party irrevocably consents to the jurisdiction and venue of the state and federal courts located in Denver, Colorado.

11.                               Notices. Any Authorization, statement, payment or other notices under this Agreement will be deemed given if personally given, delivered by overnight courier or mailed by first class mail, postage prepaid to the parties at the addresses stated above or such other address as either party may designate by notice as provided in this section.

12.                               Survival.  The terms and provisions of Sections 3, 4, 5, 7 and 10 above will survive the termination or expiration of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

EVOLVING SYSTEMS, INC.		CONSULTANT

By:	/s/ THOMAS THEKKETHALA	/s/ THADDEUS DUPPER
	Thomas Thekkethala	Thaddeus Dupper
Title: CEO

Attachment A

Description of Services to be provided:   Beginning January 4, 2016 through February 29, 2016, CONSULTANT agrees to provide consulting to the COMPANY upon COMPANY’s request, including, but not limited to the following:

•                  Develop a proposed plan of activities to aid transition of Mr. Thekkethala and Mr. Moorhead into their new roles as CEO and CFO.

•                  Introductions, etc., to help establish/ensure relationships with key customers, partners and suppliers.

•                  Conduct working sessions with Mr. Thekkethala and Mr. Moorhead on NASDAQ and public company activities, compliance and related matters;  and

•                  Other items or activities related to the transition as may arise.

•                  Upon completion of the term, a written report describing completed actions, recommendations and pending matters.

By mutual written agreement, the parties may extend the period of services beyond February 29, 2016.

Use of Company Laptop: You may retain your Company provided laptop for use in providing services under this Agreement.  Upon completion of your services, you will return the laptop to the Company.

Compensation:  Consultant will be paid $1,083 per day for consulting services, not to exceed $21,660 (20 days) without Company’s prior approval.  Within ten (10) days after the end of each month, CONSULTANT will provide COMPANY with an invoice for services performed and reimbursable expenses incurred.

CONSULTANT

/s/ THADDEUS DUPPER
Thaddeus Dupper

EVOLVING SYSTEMS, INC.

By:	/s/ THOMAS THEKKETHALA
Thomas Thekkethala
Title: CEO

Attachment B

MUTUAL NONDISCLOSURE AGREEMENT

THIS AGREEMENT is entered into between THADDEUS DUPPER and EVOLVING SYSTEMS, INC. as of the Effective Date noted on the signature page.

RECITALS

The parties contemplate entering into a business relationship (“Purpose”) during which one party (“Disclosing Party”) may disclose to the other party (“Receiving Party”) certain confidential or proprietary information; and

With respect to the information exchanged between the parties, the parties agree as follows:

1.                                      Definition of Confidential Information.  “Confidential Information” means information, including, but not be limited to, performance, sales, financial, contractual and special marketing information, ideas, technical data, and concepts originated by the Disclosing Party and furnished to a Receiving Party, whether orally, in writing or any other medium, which information the Disclosing Party desires to protect against unrestricted disclosure or competitive use which (i) has not previously been published or otherwise disclosed to the general public, (ii) has not previously been made available without restriction to the Receiving Party or others, (iii) is marked as, indicated as, or could be reasonably construed to be confidential or proprietary.

2.                                      Obligation to Maintain Confidentiality and Limitation on Use.  The Receiving Party will:

a.                                      hold the Confidential Information in confidence, exercising a degree of care not less than the care used by such party to protect its own proprietary or confidential information that it does not wish to disclose, and in no event less than a reasonable degree of care;

b.                                      restrict disclosure of the Confidential Information solely to those Representatives with a need to know and not disclose it to any other person;

c.                                       advise those Representatives of their obligations with respect to the Confidential Information; and

d.                                      use the Confidential Information only in connection with the Purpose and reproduce such Confidential Information only to the extent necessary for such Purpose.

The term “Representatives” means the Affiliates of either party and the respective directors, officers, employees, attorneys, consultants and other agents and advisors of either party or of the Affiliates of either party.  An “Affiliate” means any entity that directly or indirectly controls, is controlled by or is under common control with a party, whether such control arises through the ownership of voting stock, by contract, or otherwise. Each party will be responsible for any breach of this Agreement by its respective Representatives and will take all reasonably necessary measures to restrain its Representatives from unauthorized disclosure or use of Confidential Information.

3.                                      Exclusions.  The Receiving Party will have no obligation to preserve the confidential nature of any information which:

a.                                      was previously known to such party free of any obligation to keep it confidential; or

b.                                      is or becomes publicly available by means other than unauthorized disclosure; or

c.                                       is developed by or on behalf of such party independent of any Confidential Information furnished under this Agreement; or

d.                                      is received from a third party whose disclosure does not violate any confidentiality obligation.

4.                                    Mandatory Disclosure Exemption.  In the event the Receiving Party or its employees need (for securities law purposes) to make disclosures of Confidential Information or become legally compelled (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or otherwise) to disclose any Confidential Information of the Disclosing Party, the Receiving Party will provide the Disclosing Party with prompt written notice so that (a) the Disclosing Party can work with the Receiving Party to limit the disclosure to the greatest extent possible consistent with legal obligations (it being understood that disclosure of the name of the other party will never be made without that party’s prior written consent) or (b) the Disclosing Party may seek a protective order or other appropriate remedy, or if the Disclosing Party so directs, the Receiving Party will exercise its reasonable best efforts to obtain a protective order or other appropriate remedy at the Disclosing Party’s reasonable expense.  Failing the entry of a protective order or other appropriate remedy or receipt of a waiver hereunder, the Receiving Party will furnish only that portion of the Confidential Information which it is advised by its counsel is legally required to be furnished and will exercise its reasonable best efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information.

5.                                      No Rights Granted.  All Confidential Information and all tangible forms of such information received under this Agreement by the Receiving Party will remain the property of Disclosing Party.  Nothing contained in this Agreement will be construed as (i) requiring Disclosing Party to disclose, or Receiving Party to accept, any particular information, or (ii) granting to Receiving Party a license, either express or implied, under any patent, copyright, trade secret, or other intellectual property rights now or hereafter owned, obtained or licensable by Disclosing Party. Neither this Agreement, nor the disclosure of Confidential Information under this Agreement will constitute or imply any promise or any commitment by either party with respect to any other present or future transaction.  Each party agrees that it will not modify or create other works with the other party’s Confidential Information, or reverse engineer or decompile or disassemble any software programs contained therein.

6.                                      No Warranty.  All Confidential Information is provided “As Is”, without warranty of any kind. In particular, the parties do not warrant, assure or guarantee that the information disclosed constitutes a non-infringement of other third party trademarks, patents, copyrights, mask works or any other intellectual property right in the information disclosed.  Receiving Party agrees that Disclosing Party will not have liability or responsibility for any errors or omissions in, or any business decisions made by Receiving Party in reliance on, any Confidential Information disclosed by Disclosing Party under this Agreement.

7.                                      Remedies.  Each party agrees that the Disclosing Party would be irreparably injured by a breach of this Agreement by the Receiving Party or its Representatives and that the Disclosing Party will be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Agreement.  Such remedies will not be deemed to be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

8.                                      Compliance with Export Regulations.  Each Party agrees that it will not export or re-export outside the United States, either directly or indirectly, any Confidential Information without first obtaining the prior written approval of the Disclosing Party, which may entail obtaining clearance or licensing by a governmental authority.

9.                                      Term.  The term of this Agreement will commence on the Effective Date and will continue for the term of the Consulting Services Agreement entered into between the parties (the “Term”). A party’s obligations to protect Confidential Information which it has received during the Term will survive for a period of three (3) years after the date of disclosure of such Confidential Information; provided, however, that a party’s obligation to protect any Confidential Information which is a trade secret under applicable law will continue as long as such Confidential Information remains a trade secret under applicable law.

10.                               Governing Law.  This Agreement will be governed by and construed under the laws of the State of Colorado. Each party irrevocably consents to the jurisdiction and venue of the state and federal courts located in Denver, Colorado.

11.                               Entire Agreement.  This Agreement constitutes the entire understanding between the parties with respect to Confidential Information provided in connection with the Purpose and supersedes all prior agreements between the parties with respect to Confidential Information provided in connection with Purpose. No amendment or modification of this Agreement will be valid or binding on the parties unless made in writing and executed on behalf of each party by its duly authorized representative.  If any provision of this Agreement is found to be unenforceable, the remainder will be enforced as fully as possible and the unenforceable provision will be deemed to be modified to the limited extent required to permit its enforcement in a manner most closely approximating the intention of the parties as expressed in this Agreement.

12.                               Notices.  All notices and other communications provided for or permitted under this Agreement will be in writing, made by hand delivery; first class mail, postage prepaid, return receipt requested; or by reliable overnight courier addressed to a party at the address indicated in this Agreement.  Notices will be deemed delivered when received by the party being notified, or, if sent via first class mail as above, will be deemed delivered four days after such remittance.

13.                               Assignment.  Neither this Agreement nor any of the rights and obligations created in this Agreement may be assigned, in whole or in part, by either party, without the prior written consent of the other party.  Any assignment contrary to the foregoing is void.  This Agreement will be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

14.                               Administrative Ease.  The parties agree that this Agreement may be executed in counterparts, and that such counterpart signatures will be considered effective if provided by PDF or facsimile transmission.

Each party has caused this Agreement to be executed on its behalf as of the 1st day of January, 2016 (“Effective Date”).

THADDEUS DUPPER

/s/ THADDEUS DUPPER

EVOLVING SYSTEMS, INC.

By:	/s/ THOMAS THEKKETHALA
Thomas Thekkethala
Title: CEO